Exhibit 10.36

HERBALIFE LTD.

EMPLOYEE STOCK PURCHASE PLAN

(Adopted in March 15, 2007 and Approved by Shareholders April 26, 2007)

Herbalife Ltd. (the “Company”) hereby establishes and adopts the Herbalife Ltd. Employee Stock Purchase Plan (the “Plan”).

1. PURPOSE

The purpose of the Plan is to provide eligible employees of the Company and its subsidiaries with an opportunity to participate in the Company’s success by purchasing the Company’s Common Shares through payroll deductions. The Company intends the Plan to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code. Notwithstanding the foregoing, a subplan established pursuant to Section 11 hereof shall not be considered part of the Plan for purposes of Section 423 of the Code.

2. DEFINITIONS

2.1. “Account” shall mean the account maintained on behalf of the Committee to which are credited (i) payroll deductions pursuant to Section 6 and (ii) Common Shares acquired upon exercise of an option pursuant to Section 7.

2.2. “Authorization Form” shall mean a form established by the Committee authorizing payroll deductions as set forth in Section 4 and such other terms and conditions as the Committee from time to time may determine.

2.3. “Board” shall mean the board of directors of the Company.

2.4. “Committee” shall mean a committee of one or more members, designated by the Board to administer the Plan, which may consist of directors, officers or other employees.

2.5. “Common Shares” means the Company’s common shares, par value $.001, subject to adjustment as provided in Section 14.

2.6. “Compensation” shall mean the regular salary of a Participant from the Company or a Designated Subsidiary. Compensation shall be determined prior to the Employee’s pre-tax contributions pursuant to Section 125 and Section 401(k) of the Code, and shall exclude bonuses, compensation from the exercise of stock options or from non-taxable fringe benefits provided by the Company or a Designated Subsidiary.

2.7. “Designated Subsidiaries” shall mean Subsidiaries that have been designated by the Committee from time to time, in its sole discretion, as eligible to participate in the Plan.

2.8. “Eligible Employee” shall mean any Employee who has completed at least sixty (60) days of continuous employment with the Company or a Subsidiary excluding:

(a) any Employee who customarily is employed for 20 hours or less per week;

(b) any Employee who customarily is employed for not more than five (5) months in a calendar year, or

(c) any Employee who would own for purposes of Section 424(b)(3) of the Code, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (or of a Subsidiary or parent, if any).

2.9. “Employee” means any individual classified as an employee (within the meaning of Section 3401(c) of the Code) by the Company or a Designated Subsidiary on the Company’s or such Designated Subsidiary’s payroll records during the relevant participation period. Individuals classified as independent contractors, consultants, advisers, or members of the Board or the board of directors of a Designated Subsidiary are not considered “Employees” solely by virtue of such station.

2.10. “Exercise Date” shall mean the last business day of each Offering Period in which payroll deductions are made under the Plan.

2.11. “Fair Market Value” per share as of a particular date shall mean the per share closing sales price of the Common Shares as reported on the New York Stock Exchange on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the New York Stock Exchange, on such other principal securities exchange on which the Common Shares are traded.

2.12. “Offering Date” shall mean the first business day of each Offering Period.

2.13. “Offering Period” shall mean a period of six (6) months, or such other period of time as determined from time to time by the Committee. In no event shall an Offering Period exceed twenty-seven (27) months. The first Offering Period shall commence after shareholder approval of the Plan.

2.14. “Participant” shall mean an Eligible Employee who participates in the Plan.

2.15. “Subsidiary” shall mean any corporation having the relationship to the Company described in Section 424(f) of the Code.

3. SHARES SUBJECT TO THE PLAN

Subject to Section 14, 1,000,000 Common Shares may be issued under the Plan. Such shares may be authorized but unissued Common Shares or Common Shares acquired by the Company in the open market or otherwise. If the total number of shares which would otherwise be subject to options granted under the Plan on an Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

4. PARTICIPATION

4.1. Each Eligible Employee on an Offering Date shall become a Participant as of the Offering Date by completing an Authorization Form and filing it with the Committee by the date required by the Committee pursuant to such method as it may be establish from time to time in its sole discretion. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

4.2. Any person who first becomes an Eligible Employee during an Offering Period shall become a Participant as of the first day of a subsequent Offering Date by completing an Authorization Form and filing it with the Committee by the date required by the Committee pursuant to such method as may be established by the Committee from time to time in its sole discretion. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

4.3. A person shall cease to be a Participant upon the earliest to occur of:

(a) the date the Participant ceases to be an Eligible Employee for any reason;

(b) the first day of the Offering Period beginning after the date on which the Participant ceases payroll deduction under the Plan pursuant to Section 6.1; or

(c) the date of a withdrawal from the Plan by the Participant as provided in Section 9.

5. GRANT OF OPTION

5.1. On each Offering Date the Company shall grant each Participant an option to purchase Common Shares, subject to the limitations set forth in Sections 3 and 5.3.

5.2. The option price per Common Share subject to an offering shall be, unless otherwise determined by the Committee and communicated to Participants prior to the deadline for Participants to file their Authorization Forms for the Offering Period to which the Authorization Form applies, eighty-five percent (85%) of the Fair Market Value of a Common Share on the Exercise Date.

5.3. No Participant shall be granted an option which permits the Participant’s rights to purchase Common Shares under the Plan and all other employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of the Fair Market Value of the Common Shares on the Offering Date for each calendar year in which such option is outstanding at any time; for purposes of this limitation, there shall be counted only options to which Section 423 of the Code applies.

6. PAYROLL DEDUCTIONS

6.1. A Participant may, in accordance with rules adopted by the Committee, file an Authorization Form that authorize a payroll deduction of any whole number percentage from one percent (1%) to ten percent (10%) (or such other percentage as may be established by the Committee from time to time in its sole discretion) of such Participant’s Compensation on each pay period during the Offering Period. A Participant may increase such payroll deduction effective as of each Offering Date provided the Participant files an Authorization Form requesting the increase in accordance with rules established by the Committee. A Participant may decrease or cease payroll deductions during an Offering Period by filing an Authorization Form requesting the decrease or cessation in accordance with rules established by the Committee.

6.2. All payroll deductions made by a Participant shall be credited to the Participant’s Account. A Participant may not make any additional payments to the Participant’s Account.

7. EXERCISE OF OPTION

7.1. Unless a Participant withdraws from the Plan as provided in Section 9, the Participant’s option to purchase Common Shares will be exercised automatically on the Exercise Date, and the maximum number of full Common Shares subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions in the Participant’s Account. No fractional shares shall be issued under the Plan.

7.2. The Common Shares purchased upon exercise of an option hereunder shall be credited to the Participant’s Account and shall be deemed to be transferred to the Participant on the Exercise Date and, except as otherwise provided herein, the Participant shall have all rights of a shareholder with respect to such shares. Common Shares received upon stock dividends or stock splits shall be treated as having been purchased on the Exercise Date of the shares to which they relate.

8. DELIVERY OF COMMON SHARES

As promptly as practicable after receipt by the Committee of a request for withdrawal of Common Shares from any Participant in accordance with rules established by the Committee, the Committee shall arrange for delivery to such Participant of the Common Shares which the Participant requests to withdraw. Withdrawals may be made no more frequently than twice each calendar year unless approved by the Committee in its sole discretion.

9. WITHDRAWAL; TERMINATION OF EMPLOYMENT

9.1. A Participant may withdraw all, but not less than all, the payroll deductions and cash dividends credited to the Participant’s Account at any time by giving written notice to the Committee which is received at least thirty (30) days prior to the Exercise Date (or such other notice period as may be established by the Committee from time to time in its sole discretion). All such payroll deductions and cash dividends credited to the Participant’s Account will be paid to the Participant promptly after receipt of such Participant’s notice of withdrawal and the Participant’s option for the Offering Period in which the withdrawal occurs will be automatically terminated. No further payroll deductions for the purchase of Common Shares will be made for the Participant during such Offering Period, and any additional cash dividends during the Offering Period will be distributed to the Participant.

9.2. Upon termination of a Participant’s status as an Employee during the Offering Period for any reason the payroll deductions and cash dividends remaining credited to the Participant’s Account will be returned (and any future cash dividends will be distributed) to the Participant or, in the case of the Participant’s death, the estate of the Participant, and the Participant’s option will be automatically terminated. A Participant’s status as an Employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company or a Subsidiary (including but not limited to, military and sick leave), provided that such leave is for a period of not more than six (6) months or reemployment upon expiration of such leave is guaranteed by contract or statute.

9.3. A Participant’s withdrawal from an offering will not have any effect upon such Participant’s eligibility to participant in a subsequent offering.

10. DIVIDENDS

10.1. Cash dividends paid on Common Shares held in a Participant’s Account shall be distributed to Participants as soon as practicable. Dividends paid in Common Shares or stock splits of the Common Shares shall be credited to the Accounts of Participants. Dividends paid on Common Shares in property (other than cash or Common Shares) shall be distributed to Participants as soon as practicable.

10.2. No interest shall accrue on or be payable with respect to the payroll deductions or credited cash dividends or a Participant in the Plan.

11. ADMINISTRATION

The Plan shall be administered by the Committee, and the Committee may select a third party administrator to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The determination of the Committee on any matters relating to the Plan shall be final, binding and conclusive. The Company will pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Committee may also adopt subplans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and shall be deemed to be outside the scope of Section 423 of the Code unless the terms of the sub-plan provide to the contrary. The rules of such subplans may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such subplan, the provisions of this Plan shall govern the operation of such subplan. The Committee shall not be required to obtain the approval of shareholders prior to the adoption, amendment or termination of any subplan unless required by the laws of the foreign jurisdiction in which Eligible Employees participating in the subplan are located.

12. NO TRANSFERABILITY

Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive Common Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds in accordance with Section 9.

13. USE OF FUNDS

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

14. EFFECT OF CERTAIN CHANGES

14.1. In the event of any recapitalization, merger, consolidation, reorganization, stock dividend, stock split, reverse stock split, combination or exchange of shares, repurchase of shares, distribution of cash or property (other than a regular cash dividend) spin-off or similar transaction or other change in corporate structure affecting the Common Shares or the value thereof, the Committee shall determine the equitable adjustments to be made under the Plan, including without limitation adjustments to the number of Common Shares which have been authorized for issuance under the Plan but have not yet been granted under options, as well as the price per Common Share covered by each option under the Plan which has not yet been exercised.

14.2. In the event of the proposed liquidation or dissolution of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

14.3. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation or similar combination of the Company with or into another entity, then in the sole discretion of the Board, either (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) a date established by the Board on or before the date of consummation of such merger, consolidation, combination or sale shall be treated as a Exercise Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants, or (4) outstanding options shall continue unchanged.

15. TERMINATION OR AMENDMENT

The Board may at any time terminate, suspend or amend the Plan as it shall deem advisable. No such termination may adversely affect options previously granted without the consent of affected Participants. No amendment shall be effective unless approved by the shareholders of the Company if shareholder approval of such amendment is required to comply with applicable law, including the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Common Shares are traded).

16. NO EMPLOYMENT RIGHTS

Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of any Participant at any time for any reason.

17. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW

17.1. This Plan and the right of all persons claiming an interest hereunder shall be construed and determined in accordance with the laws of the State of California without reference to principles of conflict of laws.

17.2. The obligation of the Company to sell or deliver Common Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

18. WITHHOLDING OF TAXES

If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Common Shares issued to such Participant pursuant to the Participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within five (5) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts, if any, which the Company informs the Participant the Company is required to withhold.

19. MISCELLANEOUS

19.1. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

19.2. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

19.3. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

20. EFFECTIVE DATE; APPROVAL OF STOCKHOLDERS

The Plan is effective as of April 26, 2007. The Plan shall be submitted to the shareholders of the Company for approval within twelve (12) months after the date the Plan is adopted by the Board. The Plan is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval shall render the Plan and all outstanding options issued thereunder null and void and of no effect.